UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

ALCOA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37816	81-1789115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500 Pittsburgh, Pennsylvania	15212-5858
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 315-2900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2026, Alcoa Corporation (“Alcoa” or the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, Alcoa’s stockholders approved the Alcoa Corporation Stock and Incentive Compensation Plan (as Amended and Restated) (the “Amended Plan”).

The Amended Plan is a long-term incentive plan pursuant to which awards may be granted to non-employee directors and employees of Alcoa and its subsidiaries, including stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units, performance awards, other awards, and cash incentive awards. The Amended Plan was amended principally to increase the number of shares authorized for issuance under the current plan from 30,000,000 to 38,000,000, subject to the adjustment and certain other provisions of the Amended Plan. Additional principal changes to the Amended Plan include (i) the addition of a cash incentive award section; (ii) providing for minimum vesting or minimum performance period requirements of one year for all awards (subject to limited exceptions); (iii) the elimination of outdated provisions, such as relating to Section 162(m) of the Internal Revenue Code of 1986, as amended; (iv) certain clarifying changes and revisions, as well as other updated administrative provisions and definitions; and (v) the extension of the plan term to May 6, 2036.

The Amended Plan also generally provides that awards to a non-employee director made under the Amended Plan will not exceed an aggregate value of $750,000 based on grant date fair values (determined in accordance with U.S. generally accepted accounting principles) in any one fiscal year period, subject to adjustment as provided in the Amended Plan. The Amended Plan limits the number of shares of common stock that may be subject to incentive stock options to 38,000,000. The Amended Plan has a fungible plan design that provides for share counting on a one-for-one basis with respect to stock option and SAR awards and, following the Annual Meeting, a 1.69 shares for every one share issued pursuant to share-based awards (other than stock options and SARs).

The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2026, Alcoa held the Annual Meeting. Set forth below are the final voting results for each of the matters submitted to a vote of the stockholders at the Annual Meeting.

Item 1. The 11 director nominees nominated by the Alcoa Board of Directors (the “Board”) for election to the Board were elected, each for a one-year term, based upon the following votes:

Nominee	For	Against	Abstentions	Broker Non-Votes
Thomas J. Gorman	196,582,796	1,653,954	171,448	18,461,577
John A. Bevan	196,739,436	1,498,028	170,734	18,461,577
Mary Anne Citrino	190,749,764	7,491,899	166,535	18,461,577
Alistair Field	197,482,653	754,788	170,757	18,461,577
Pasquale (Pat) Fiore	196,504,557	1,731,155	172,486	18,461,577
Brian R. Galovich	197,925,074	308,363	174,761	18,461,577
James A. Hughes	182,916,155	15,318,551	173,492	18,461,577
Roberto O. Marques	195,984,599	2,251,601	171,998	18,461,577
William F. Oplinger	197,876,348	360,947	170,903	18,461,577
Carol L. Roberts	196,604,381	1,637,131	166,686	18,461,577
Jackson (Jackie) P. Roberts	195,319,812	2,918,765	169,621	18,461,577

Item 2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2026 was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
215,964,136	712,214	193,425	0

Item 3. The proposal to approve, on an advisory basis, the Company’s 2025 named executive officer compensation was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
187,195,119	10,898,440	314,639	18,461,577

Item 4. The proposal to approve the Alcoa Corporation Stock and Incentive Compensation Plan (as Amended and Restated) was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
195,794,869	2,347,806	265,523	18,461,577

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Alcoa Corporation Stock and Incentive Compensation Plan (as Amended and Restated) (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on May 7, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

Date: May 11, 2026	By:	/s/ Marissa P. Earnest
Marissa P. Earnest
Senior Vice President, General Counsel – North America Operations, and Secretary